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                                                                    EXHIBIT 4.2

                               [FORM OF GUARANTEE]


         Each undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each referred to as the "Guarantor," which term includes any successor person under the Indenture) unconditionally guarantees on a senior subordinated basis as set forth in Article Twelve of the Indenture (such guarantee by the Guarantor being referred to herein as a "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance or all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

                                       VS HOLDINGS, INC.

                                       By:
                                          --------------------------------
                                                Name:  David J. Woodward
                                                Title: Vice President

                                       By:
                                          --------------------------------
                                                Name:  Wayne C. Inman
                                                Title: Secretary

                                       VELTRI HOLDINGS USA, INC.

                                       By:
                                          ---------------------------------
                                                Name:  David J. Woodward
                                                Title: Vice President

                                       By:
                                          ----------------------------------
                                                Name:  Wayne C. Inman
                                                Title: Secretary



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                                      VELTRI METAL PRODUCTS CO.

                                       By:
                                          -------------------------------
                                                Name:  Wayne C. Inman
                                                Title: Secretary




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                                 ASSIGNMENT FORM


I or we assign and transfer this Security to

______________________________________________________________________________
______________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)
______________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_______________________________________________________
agent to transfer this Security on the books of the Company.
The agent may substitute another to act for him.

Dated:____________________________          Signed:______________________
                                                    (Sign exactly as name
                                                    appears on the other side
                                                    of this Security)

Signature Guarantee:_________________________________________________________
                    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor reasonably acceptable to the Trustee)


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                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.24 of the Indenture, check the appropriate box:

                Section 4.12 [         ]           Section 4.24 [         ]

         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 or Section 4.24 of the Indenture, state the amount: $________________

Date:_________________________                  Your Signature:_____________
                                                   (Sign exactly as your name
                                                   appears on the other side of
                                                   this Security)

Signature Guarantee:___________________________________________________





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